SECURITIES AND EXCHANGE COMMISSION


                          Washington, DC  20549


                               FORM 8-K


                            CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of the
                    Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):   November 30, 1999



                       ALLSTATES WORLDCARGO, INC.
           (Exact name of registrant as specified in charter)



  New Jersey                 000-24991               22-3487471
(State or other             (Commission           (IRS Employer
 jurisdiction               File Number)         Identification No.)
of incorporation)



                         7 Lakeside Drive South
                    Forked River, New Jersey   08731
                (Address of principal executive offices)




                      AUDIOGENESIS SYSTEMS, INC.
                         7 Doig Road, Suite 3
                       Wayne, New Jersey   07470
       (Former name and former address if changed since last report)


Registrant's telephone number, including area code      (609) 693-5950

ITEM 5.  OTHER EVENTS
---------------------

Effective November 30, 1999, Registrant changed its name from
Audiogenesis Systems, Inc. to Allstates Worldcargo, Inc. A copy of the Certificate of Amendment to the Certificate of Incorporation changing the name is attached as an exhibit.

The principal office of Registrant is now located at 4 Lakeside
Drive South, Forked River, New Jersey, 08731.



ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS
---------------------------------------------


       c. Exhibit 10.09 - Certificate of Amendment to the Certificate of Incorporation of Registrant changing the name of the corporation from Audiogenesis Systems, Inc. to Allstates Worldcargo, Inc.






                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          Allstates Worldcargo, Inc.

                                         /s/ Sam DiGiralomo
DATED: November 30, 1999
                                          By: Sam DiGiralomo
                                              President

                       CERTIFICATE OF AMENDMENT             FILED
                         BY THE SHAREHOLDERS
                 TO THE CERTIFICATE OF INCORPORATION        November 4, 1999
                    OF AUDIOGENESIS SYSTEMS, INC.
                                                            State Treasurer

To:  Secretary of State
     State of New Jersey

Pursuant to the provisions of Section 14A:9-2(4) and Section
14A:9-4(3) of the New Jersey Business Corporation Act, AUDIOGENESIS SYSTEMS, INC. (the Corporation) adopts the following Certificate of Amendment to its Certificate of Incorporation which changes the corporate name from AUDIOGENESIS SYSTEMS, INC. to ALLSTATES
WORLDCARGO, INC.

     1.   The name of the corporation is AUDIOGENESIS SYSTEMS, INC.

     2. The following Amendment to the Certificate of Incorporation was adopted by the Shareholders of the Corporation effective July 7, 1999.

          Article 1 of the Certificate of Incorporation is amended to read as follows:

          The name of the corporation is ALLSTATES WORLDCARGO, INC.

     3. The number of shares of the Corporation entitled to vote on the Amendment is 14,109,872.

     4. The number of shares which voted in favor of the Amendment was 8,410,000. The number of shares which voted against the Amendment was zero.

     5. This Amendment to the Certificate of Incorporation of the Corporation is to become effective on November 15, 1999.



     Dated:  October 26, 1999


                                   AUDIOGENESIS SYSTEMS, INC.



                                   By:   /s/ Sam DiGiralomo

                                       Sam DiGiralomo, President